Exhibit 32.2

Certification Pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350)

I, Richard Heyse, certify that:

1. the accompanying Quarterly Report on Form 10-Q for the period ended September 30, 2006’ (the “Report”), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Innophos, Inc. at the dates and for the periods indicated.

A signed original of this written statement required by Section 906 has been provided Innophos Investments Holdings, Inc. and will be retained by Innophos Investments Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The undersigned expressly disclaims any obligation to update the foregoing certification except as required by law.

Date: November 14, 2006

/s/ RICHARD HEYSE
Richard Heyse
Vice President and Chief Financial Officer (Principal Financial Officer)

The foregoing certification is being furnished solely pursuant to the requirements of 18 U.S.C. § 1350 and is not being filed as a part of the Report or as a separate disclosure document.

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